                                  Exhibit 10.1

                               Purchase Agreement

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                               Purchase Agreement

                                  by and among

                                 MASSTECH, INC.
                             a Delaware corporation
                                       and
                               GS TELECOM LIMITED
                             a Colorado corporation
                                       and
                        the Shareholders of Masstech Inc.


                          dated: _______________, 1999

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                               PURCHASE AGREEMENT

                                 MASSTECH, INC.
                                       and
                               GS TELECOM LIMITED

         This Purchase Agreement ("Agreement"), dated as of ______________, 1999, among MASSTECH, INC. ("MASSTECH"), a Delaware Corporation, GS TELECOM LIMITED ("GST"), a Colorado Corporation, and MASSTECH, INC.
("MASSTECH ") who will join this agreement by execution.

                              W I T N E S S E T H:

         A. WHEREAS, MASSTECH and GST are corporations duly organised under the laws of the State of Delaware and Colorado, respectively.

         B. Purchase It is the intention that GST shall purchase 100% of the assets of MASSTECH at a value of $150,000 in exchange solely for GST voting common stock.

         C. Issuance of Shares. GST and MASSTECH agree that all of the assets of MASSTECH shall be purchased by GST for 4,280,000 (Four Million Two Hundred and Eighty Thousand) shares of the common stock of GST.

         D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Delaware General Laws.

         NOW, THEREFORE, it is agreed among the parties as follows:


                                    ARTICLE I
                                The Consideration

         1.1 Subject to the conditions set forth herein on the "Closing Date" (as herein defined), MASSTECH shall sell 100% of its assets, as listed on attached Exhibit A hereto, for 4,280,000 (Four Million Two Hundred and Eighty Thousand) restricted, newly issued common shares of GST. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all shareholder approvals are obtained in accordance with law as set forth in this Agreement, and all due diligence has been satisfactorily performed by GST, and all conditions precedent to closing have been satisfied.


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         On the  Closing  Date,  all of the  items  to be  furnished  to GST and
MASSTECH, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to the parties as specified in this Agreement.

         1.2 At the Closing Date, the MASSTECH assets shall become assets of GST. MASSTECH shall receive pro rata shares of no par value voting common stock as follows:

                  GST shall issue 4,280,000 (Four Million Two Hundred and Eighty Thousand) of its shares of common stock to Masstech, Inc.


                                   ARTICLE II
                               Issuance of Shares

     2.1 The shares of no par value common stock of GST shall be issued by it to MASSTECH at closing.


         2.2 The stock transfer books of MASSTECH shall be closed on the Closing Date, and thereafter no transfers of the stock of MASSTECH shall be made.

         2.3 No fractional shares of GST stock shall be issued as a result of the Agreement. Shares shall be rounded up to nearest whole share.


                                   ARTICLE III
                           Representations, Warranties
                         and Covenants of MASSTECH, Inc.

         No representations or warranties are made by any director, officer, employee or shareholder of MASSTECH as individuals; MASSTECH hereby represents warrants and covenants to GST, as follows:

         3.1 MASSTECH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease its property and to carry on its business in accordance with the Articles of Incorporation and Bylaws of MASSTECH which are complete and accurate, and the minute books of MASSTECH contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of MASSTECH.

         3.2 MASSTECH has  complete  and  unrestricted  power to enter into and,
upon  the   appropriate   approvals  as  required  by  law;  to  consummate  the
transactions contemplated by this Agreement.


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         3.3  Neither  the  making  of nor the  compliance  with the  terms  and provisions of this Agreement and consummation of the transactions contemplated herein by MASSTECH will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of MASSTECH.

         3.4 The execution, delivery, and performance of this Agreement has been duly authorized and approved by MASSTECH's Board of Directors.

         3.5 MASSTECH has never operated and has no liabilities.

         3.6 Other than as disclosed to GST there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of MASSTECH, threatened against MASSTECH or affecting any of its assets or properties, and MASSTECH is not in any material breach or violation of or default under any contract or instrument to which MASSTECH is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by MASSTECH under any contract or other instrument to which MASSTECH is a party or by which it or any of its properties may be bound or affected, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to MASSTECH.

         3.7 The representations and warranties of MASSTECH are true and correct as of the date hereof.

         3.8 No representation or warranty by MASSTECH in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.9 Intellectual Property. All trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are owned by or can be acquired by virtue of an option not yet exercised by MASSTECH, whether registered or unregistered (collectively the "Proprietary Rights") have been disclosed in the title deduced to GST by MASSTECH.

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To the knowledge of MASSTECH there is no reasonable basis for any claim (whether pending or threatened) to the effect that any such Proprietary Rights owned or licensed by MASSTECH, or which MASSTECH otherwise has the right to use, is invalid or unenforceable by MASSTECH. MASSTECH has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services which make up the proprietary rights.

         3.10 Material Contracts. Other than as disclosed in 3.6 hereof and in the proprietary rights disclosed to GST there is no material obligation, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent due or to become due, existing or inchoate, relating to the proprietary rights.



                                   ARTICLE IV
         Representations, Warranties and Covenants of GS Telecom Limited

         No representations or warranties are made by any director, officer, employee or shareholder of GST as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         GST hereby represents, warrants and covenants to MASSTECH, except as stated in the GST Disclosure Statement, as follows both for itself and associated companies:

         4.1 (a) GST is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of GST, copies of which have been delivered to MASSTECH, are complete and accurate, and the minute books of GST contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of GST.

                  (b) All subsidiary and associated companies of GST have been formed and have conducted their business in accordance with the laws of the country and/or state in which they are resident.

         4.2 The aggregate number of shares which GST is authorized to issue is 100,000,000 (One Hundred Million) shares of common stock with no par value per share, of which17,056,414 (Seventeen Million and Fifty Six Thousand Four Hundred and Fourteen) shares of such common stock will be issued and outstanding, fully paid and non-assessable, prior to closing under this agreement.


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 GST has no  outstanding  options,  warrants  or other  rights to  purchase,  or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except for the notes with conversion privileges listed in
Schedule 4.2. No preferred stock of GST is outstanding.

         4.3 GST has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law; to consummate the transactions contemplated by this Agreement.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by GST will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of GST or the rules of the Securities Exchange Commission (SEC) where appropriate.

           4.5 The execution of this Agreement has been duly authorized and approved by the GST's Board of Directors.

         4.6 GST has delivered to MASSTECH audited financial statements of GST and all subsidiaries and associated companies dated June 30, 1998. All such statements, herein sometimes together called "GST Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of GST of the periods indicated. All statements of GST and its subsidiary and associated companies will have been prepared in accordance with generally accepted accounting principles.

         4.7 Since the dates of the GST Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise of GST or any subsidiary or associated company. GST does not have any material liabilities or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise) disclosed to the MASSTECH shareholders in writing prior to the closing and the Closing Date.

         4.8 GST has delivered to MASSTECH a full list and description of all existing pending legal proceedings involving GST, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of GST and its subsidiary and associated companies, threatened against any of these companies or affecting any of its assets or properties, and none have committed any material breach or violation of or default under any contract or instrument to which any of these companies is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default under any contract or other instrument to which any of these companies is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to any of these companies.

         4.9 Neither GST or any subsidiary or associated company or agent thereof shall not enter into or consummate any transactions prior to the Closing Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition, or issue any new shares.

         4.10 GST or any subsidiary or associated company is not a party to any contract performable in the future, except as shown in Schedule 4.10.

         4.11 The representations and warranties of GST are true and correct as of the date hereof.

         4.12 GST has delivered, or will deliver within four weeks of the date of this Agreement, to MASSTECH, all of its corporate books and records for review, true and correct copies of GST tax return since 1996, if any. GST will also deliver to MASSTECH on or before the Closing Date any reports relating to the financial and business condition of GST which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.13 GST has no employee benefit plan in effect at this time.

         4.14 No representation or warranty by GST in this Agreement, the GST Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                                    ARTICLE V
               Obligations of the Parties Pending the Closing Date

         5.1 MASSTECH and GST shall take all reasonable and necessary steps and actions to comply with and to secure shareholder approval of this Agreement under the Delaware General Laws.

         5.2 At all times prior to the Closing Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information, which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.3 GST and MASSTECH shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI
                             Procedure for Purchase

         6.1 At the Closing Date, the purchase shall be effected by common stock certificates being delivered for an assignment and bill of sale for all assets of MASSTECH as listed on Exhibit A hereto.


                                   ARTICLE VII
                           Conditions Precedent to the
                          Consummation of the Exchange

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         7.1 MASSTECH shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date and GST and MASSTECH shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, by a majority of more than 75% of the shareholders of MASSTECH duly and properly called for such purpose.

         7.3 Other than disclosed herein no action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.4 The representations warranties and disclosures made by MASSTECH and GST in this Agreement shall be true as though such representations warranties and disclosures given by each to the other at closing had been made or given on and as of the Closing Date, except to the extent that such representations warranties and disclosures may be untrue on and as of the Closing Date because of (1) changes caused by transactions suggested or approved in writing by MASSTECH or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of GST or MASSTECH) occurring or arising after the date of this Agreement.

         7.6 MASSTECH shall have furnished GST with:

         (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of MASSTECH approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of MASSTECH;

         (2) a certified copy of a resolution or resolutions duly adopted by a majority of more than 75% of the class of outstanding shares of MASSTECH capital stock approving this Agreement and the transactions contemplated by it;

         7.7 GST shall furnish MASSTECH with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of GST, approving this Agreement and the transactions contemplated by it.


                                  ARTICLE VIII
                           Termination and Abandonment

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of MASSTECH) prior to the Closing Date:

         (a)      By mutual consent in writing of MASSTECH and GST;

         (b) By MASSTECH, or GST, if any condition set forth in Article VII relating to the other party has not been met without being waived;

         (c) By MASSTECH, or GST, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

         (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

         (e) By any party if the Agreement Closing Date is not within 30 days from the date hereof; or

         (f) MASSTECH shall have the right to assign this agreement to any other entity, at any time, subject to the due diligence terms herein, provided that it may assign only once at which time the 30 days contemplated in (e) above shall begin to run again.

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.


                                   ARTICLE IX
                        Termination of Representation and
                        Warranties and Certain Agreements

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.


                                    ARTICLE X
                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.4 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of MASSTECH.

         10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To MASSTECH, Inc.:
c/o Fox Brooks Marshall (D.A.Castle)
Century House, St. Peter's Square
Manchester,
England

To GS Telecom Limited:
First Floor Hampton House
20 Albert Embankment
London SE1 7TJ
England

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of MASSTECH and GST. However, either MASSTECH or GST may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         IN WITNESS WHEREOF, the parties have set their hands and seals this _____ day of ______________, 1999.

MASSTECH, Inc.                                       GS TELECOM LIMITED



By:__________________________               By:_________________________
         President                                   Director

Attest:________________________             Attest:_______________________
         Secretary



MASSTECH, Inc., SHAREHOLDERS (by signature below or pursuant to ARTICLE VII Clause 7.2.)
---------------------------                 ---------------------------

---------------------------                 ---------------------------

---------------------------                 ---------------------------

---------------------------                 ---------------------------

                      Agreement and Plan of Reorganization

                                  by and among

                               GS TELECOM LIMITED
                             a Colorado corporation
                                       and
                    Steven C. Gillam and David Andrew Castle

                          dated: ________________, 1999